SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2025

CKX LANDS, INC.
(Exact name of registrant as specified in its charter)

Louisiana	1-31905	72-0144530
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2417 Shell Beach Drive Lake Charles, Louisiana		70601
(Address of principal executive offices)		(Zip Code)

(337) 493-2399 (Registrant’s telephone number, including area code) (Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock with no par value	CKX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On August 14, 2025 (the “Effective Date”), the Registrant entered into an Agreement of Purchase and Sale (the “Agreement”) with Southern Pine Plantations of Georgia, Inc., a Georgia corporation (“Buyer”) and Adams, Hemingway, Wilson and Rutledge, LLC, as escrow agent (“Escrow Agent”). The Agreement provides, among other things and subject to the terms and conditions set forth therein, for the purchase by Buyer of approximately 7,014 acres of land that are wholly-owned by the Registrant in Allen, Beauregard, Calcasieu, Cameron, Jefferson Davis, Natchitoches, Rapides and Sabine Parishes of the State of Louisiana, together with all right, title and interest of the Registrant in and to any and all buildings, improvements and other constructions located thereon and all land lying in the beds of any streets, avenues, alleys or passages, open or proposed, bounding or abutting the land, and drainage rights appurtenant to the land, and to any servitudes, easements, and rights of way or passageways, if any, appurtenant to or benefiting the land, together with all standing and lying timber located thereon; all oil, gas and mineral rights; all water rights; and all rights to all other substances on and beneath the land (the “Property” and the sale and purchase of the Property pursuant to the Agreement, the “Transaction”). The purchase price for the Property is $9,231,301, to be paid at the closing of the Transaction in cash (“Purchase Price”).

The Registrant’s board of directors (the “Board”) has unanimously determined that it is fair to and in the best interests of the Registrant and its stockholders, and declared it advisable, to enter into the Agreement and approved the execution, delivery and performance of the Agreement and the consummation of the Transaction. Under Louisiana law, consummation of the Transaction does not require approval of the Registrant’s stockholders.

The Agreement includes the following provisions, among others:

●	Within five days after the Effective Date, Buyer must deliver to the Escrow Agent a deposit in the amount of $462,000.00 to be credited against the Purchase Price at closing (“Deposit”).
●	The Property will be conveyed as on an “as is, where is” basis, with no representations or warranties whatsoever, except for those expressly set forth in the Agreement.
●
Buyer has 15 days after the Registrant certifies that it has made certain due diligence materials available (the “Inspection Period”) to perform a due diligence evaluation of the Property. On or before the last day of the Inspection Period, Buyer has the right to terminate the Agreement for any reason and receive a return of the Deposit.

●
Within 20 days following the delivery to Buyer by Buyer’s title company of a title insurance commitment and list of title exceptions (the “Title Objection Period”), Buyer must notify the Registrant which title exceptions or survey matters Buyer objects to, if any (“Title Defects”). If the Registrant is unable or unwilling to cure the Title Defects, Buyer has the following options:

o	Buyer may waive the Title Defects and close without any warranty or recourse against the Registrant;
o	If the portion of the Property affected by the Title Defects constitutes more than 10% of the Property, Buyer may terminate the Agreement and receive a return of the Deposit; or
o
Buyer may exclude from the Transaction any or all of the portions of the Property affected by the Title Defects and close the Transaction for the remainder, with the Purchase Price reduced by $1,316.05 per acre excluded.

●
If, within 15 days after the Effective Date, the Registrant receives an unsolicited written proposal or offer (i) to purchase all of the Property, the proposal or offer meets certain criteria, and the Board determines that it contains more favorable terms than the Agreement, or (ii) for certain acquisitions of the Registrant (a “Sale Transaction”), the Registrant may terminate the Agreement to enter into an agreement for such other proposal or offer, if it gives three business days’ (or four business days’ in the case of a Sale Transaction) prior written notice to Buyer with a description of the material terms and conditions of the other proposal or offer. If the Agreement is terminated pursuant to the foregoing, the Registrant must pay a termination fee to Buyer of $500,000 in cash, and Buyer will receive a return of the Deposit.

●
If, before the closing of the Transaction, there is loss or damage to or condemnation of the Property that causes a reduction in value of the Property equal to more than 5% of the Purchase Price, Buyer may terminate the Agreement and receive a return of its Deposit.

●
If either the Registrant or Buyer defaults in its obligations under the Agreement, the non-breaching party has the right (i) to receive the Deposit (and, if the Registrant is the breaching party, it must reimburse Buyer for up to $50,000 of Buyer’s transaction expenses), with the breaching party released and relieved of any and all liability under the Agreement, other than liabilities that expressly survive the Agreement, or (ii) to specific performance, as long as the non-breaching party is not in default and is ready and willing to proceed to closing.

●
In the event of a willful or intentional default by the Registrant, and if specific performance is not available to Buyer, Buyer is permitted to pursue all available remedies against the Registrant up to a maximum recovery equal to the amount of Buyer’s transaction expenses.

●	The Registrant has made certain representations and warranties to the Buyer, including, among others, that:
o
the Registrant has the power and authority to enter into and perform its obligations under the Agreement, that the entry into the Agreement will not require the approval of any person, and the Agreement will be valid and binding on the Registrant;

o	to the knowledge of the Registrant’s officers, there are no claims pending or threatened against the Property;
o	to the knowledge of the Registrant’s officers, there are no boundary disputes, encroachments or adverse possession affecting the Property; and
o	to the knowledge of the Registrant’s officers, there are no delinquent taxes or assessments on the Property.
●
Until the closing, the Registrant has the right to harvest timber on the Property in the normal course of business, but Buyer will receive a credit against the Purchase Price equal to the proceeds the Registrant received from all harvest activity not reflected on a March 14, 2024 inventory provided to Buyer, less certain of the Registrant’s related expenses.

●	The obligations of the parties to consummate the closing of the Transaction are subject to certain customary closing conditions.
●	The representations and warranties of the parties in the Agreement must be true and correct in all material respects on the closing date, and survive the closing for up to six months.
●
The closing of the Transaction must occur on or before the 30th day after the expiration of the later of (i) the Inspection Period or (ii) the Title Objection Period, but in any case no later than the 75th day after the Effective Date (subject to certain limited extensions).

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

The Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Registrant, Buyer or the Escrow Agent or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Agreement were made only for purposes of the Agreement as of the specific dates therein, were solely for the benefit of the parties to the Agreement to allocate contractual risk rather than establishing facts, may be subject to limitations agreed upon by the contracting parties, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Agreement, which subsequent information may or may not be reflected in the Registrant’s public disclosures. The Registrant acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:
Exhibit No.	Description
10.1	Agreement of Purchase and Sale dated August 14, 2025 by and among the Registrant, Southern Pine Plantations of Georgia, Inc. and Adams, Hemingway, Wilson and Rutledge, LLC, as escrow agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 CKX LANDS, INC.
 (Registrant)

Date: August 15, 2025	By:	/s/ W. Gray Stream
W. Gray Stream President